Exhibit 99.1

Cabot Corp Reports Fourth Quarter Adjusted EPS of $0.78 and Diluted EPS of $0.68

Fiscal Year 2015 Adjusted EPS of $2.75 and Diluted EPS Loss of $5.23

BOSTON--(BUSINESS WIRE)--November 2, 2015--Cabot Corporation (NYSE: CBT) today announced results for its fourth quarter and full fiscal year 2015.

Key Highlights

  Mixed results across the segments in the fourth quarter and full year fiscal 2015 as the Reinforcement Materials and Specialty Fluids segments were challenged while Performance Chemicals and Purification Solutions showed solid EBIT improvement
  Strong cash flow generation with fiscal 2015 cash flows from operating activities of $489 million
  Repurchased 460,000 shares during the fourth fiscal quarter bringing full year repurchases to 2.3 million shares for $96 million
  Restructuring actions taken to reduce costs by $50 million in fiscal 2016 in response to the challenging macroeconomic environment
(In millions, except per share amounts)	Fiscal 2015		Fiscal 2014
	Fourth Quarter	Full Year	Fourth Quarter	Full Year

Net sales	$672	$2,872	$911	$3,647
Net income (loss) attributable to Cabot Corporation	$43	$(331)	$31	$199

Net earnings (loss) per share attributable to Cabot Corporation	$0.68	$(5.23)	$0.48	$3.03
Less adjustments:
Discontinued operations	$0.01	$0.02	$0.05	$0.02
Certain items per share	$(0.11)	$(8.00)	$(0.42)	$(0.42)
Adjusted EPS	$0.78	$2.75	$0.85	$3.43

Commenting on the results, Cabot President and CEO Patrick Prevost, said, “In fiscal 2015, we experienced mixed results across our businesses. We had a challenging year in Reinforcement Materials and Specialty Fluids, to a large extent driven by the volatility in the energy markets. In addition, our expectations for Purification Solutions were diminished due to the uncertainty around MATS, resulting in an asset impairment charge. However, we delivered a second straight year of record Performance Chemicals EBIT and saw significant improvement in operating results in our Purification Solutions segment. As a result of our discipline around cost management and net working capital, we generated cash flows from operating activities of $489 million and we returned cash to shareholders through $56 million in dividends and $96 million of share repurchases.”

Prevost continued, “During the fourth fiscal quarter, challenging macroeconomic conditions persisted, including slowing demand in China and unfavorable currency impacts. These conditions resulted in Total Segment EBIT relatively consistent with our third fiscal quarter. Adjusted EPS improved sequentially largely due to a lower operating tax rate and an $8 million benefit from LIFO accounting due to declining oil prices.”

Financial Summary

For the fourth quarter of fiscal 2015, net income attributable to Cabot Corporation was $43 million ($0.68 per diluted common share). Net income includes per share income of $0.01 from discontinued operations and a per share charge of $0.11 from certain items, principally reflecting charges associated with restructuring actions and pension and inventory adjustments. Adjusted EPS for the fourth quarter of fiscal 2015 was $0.78 per share.

Segment Results
Reinforcement Materials -- Fourth quarter fiscal 2015 EBIT in Reinforcement Materials decreased by $25 million compared to the fourth quarter of fiscal 2014. The decline in EBIT was principally driven by lower unit margins from lower contract pricing, negative feedstock effects, lower benefits generated from energy efficiency investments, and the competitive environment in Asia. Volumes also declined by 4% during the fourth quarter of fiscal 2015 as compared to the fourth quarter of fiscal 2014 from lower contractual volumes in North America and lower demand in China. Sequentially, EBIT increased by $2 million as lower fixed costs offset lower volumes. Volumes declined 4% sequentially from lower demand in China and normal seasonal patterns.

Global and regional volume changes for the rubber blacks product line for the fourth quarter of fiscal 2015 as compared to the same quarter of the prior year and the third quarter of fiscal 2015 are included in the table below:

	Fourth Quarter Year over Year Change	Fourth Quarter Sequential Change
Global	(4%)	(4%)
Japan	13%	(1%)
Southeast Asia	12%	6%
China	(15%)	(12%)
Europe, Middle East, Africa	1%	(6%)
North America	(11%)	1%
South America	5%	(3%)

Performance Chemicals -- Fourth quarter fiscal 2015 EBIT in Performance Chemicals increased by $8 million compared to the fourth quarter of fiscal 2014 due to improved margins in the specialty carbons product line from lower raw material costs and lower fixed costs. These benefits were partially offset by 5% lower volumes in Metal Oxides from weaker demand in construction applications and a more competitive environment in China. Volumes also declined 1% in Specialty Carbons and Formulations from lower demand in the specialty compounds product line and foreign currency exchange impacts were unfavorable by $5 million. Sequentially, Performance Chemicals EBIT increased by $1 million due to a more favorable product mix within the specialty carbons product line partially offset by 7% lower seasonal volumes in Specialty Carbons and Formulations.

Purification Solutions -- Fourth quarter fiscal 2015 EBIT in Purification Solutions increased by $1 million compared to the fourth quarter of fiscal 2014 due to improved margins and lower fixed costs that more than offset the non-recurrence of a $9 million insurance benefit received during the fourth quarter of fiscal 2014. Excluding the one-time insurance payment, EBIT improved year-over-year by $10 million. Sequentially, Purification Solutions EBIT decreased by $1 million as compared to the third quarter of fiscal 2015 due to unfavorable inventory impacts partially offset by higher volumes. Volumes improved from higher seasonal demand in water applications during the summer months and from higher demand for mercury removal products from customers complying with the federal Mercury and Air Toxics Standards (MATS) regulations.

Specialty Fluids – Fourth quarter fiscal 2015 EBIT in Specialty Fluids decreased by $9 million compared to the fourth quarter of fiscal 2014 and by $5 million compared to the third quarter of fiscal 2015 due to lower project activity levels as a result of the downturn in the oil and gas industry.

Cash Performance -- The Company ended fiscal 2015 with a cash balance of $77 million. During the fourth quarter of fiscal 2015, the Company generated adjusted EBITDA of $115 million and reduced net working capital by $124 million. Uses of cash during the fourth quarter of fiscal 2015 included $38 million for capital expenditures, $14 million for dividends, and $16 million for share repurchases.

Taxes -- During the fourth quarter of fiscal 2015, the Company recorded a tax provision of $2 million for an effective tax rate of 7%. This included a tax benefit from certain items of $11 million. The operating tax rate for the twelve months ended September 30, 2015 was 25% and was lower than the operating tax rate of 27% for the nine months ended June 30, 2015 due to lower taxes associated with the mix of geographical earnings for the full fiscal year. This change in the operating tax rate resulted in a benefit of $0.07 per share during the fourth fiscal quarter.

Outlook

“Looking ahead, we expect modest growth in the developed economies and the current soft conditions to persist in China and Brazil. Thus, the overall global demand environment should contribute to low single-digit growth in volumes in Reinforcement Materials and Performance Chemicals in 2016,” Prevost said, commenting on the outlook for the Company. “For Purification Solutions, we are repositioning our cost profile and until a decision from the U.S. Court of Appeals for the District of Columbia about next steps for MATS can provide clarity of direction for the regulation, we expect that Purification Solutions will operate at roughly breakeven EBIT run-rates in the near-term. Specialty Fluids continues to work on strengthening the project pipeline, but the short-term outlook remains difficult for the segment.”

Prevost continued, “While the global macroeconomic environment remains challenging, we are taking actions to deliver our targeted improvement in adjusted EPS of $0.75 in fiscal 2016 as compared to fiscal 2015. To respond to the current environment, we are executing a restructuring plan that is expected to deliver $50 million of cost savings year-over-year. We are implementing price increases where possible to recover escalating costs and negative currency-related impacts. We are focused on introducing new product and process technologies across our segments to improve our competitiveness and extend our business leadership positions. In addition, we expect strong cash flow generation from improved business results and we will apply disciplined capital and net working capital management. We will continue to return cash to shareholders through dividends and share repurchases in fiscal 2016. Value creation for our shareholders remains the key objective of our short- and long-term strategy.”

Earnings Call

The Company will host a conference call with industry analysts at 2:00 p.m. Eastern time on Tuesday, November 3, 2015. The call can be accessed through Cabot’s investor relations website at http://investor.cabot-corp.com.

About Cabot Corporation

Cabot Corporation (NYSE: CBT) is a global specialty chemicals and performance materials company, headquartered in Boston, Massachusetts. The company is a leading provider of rubber and specialty carbons, activated carbon, inkjet colorants, cesium formate drilling fluids, fumed silica, and aerogel. For more information on Cabot, please visit the company’s website at: http://www.cabotcorp.com.

Forward-Looking Statements -- This earnings release contains forward-looking statements based on management’s current expectations, estimates and projections. All statements that address expectations or projections about the future, including our expectations relating to demand for our products, future earnings, cost savings from restructuring initiatives, capital expenditures, working capital, cash flow generation, and uses of available cash are forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, potentially inaccurate assumptions, and other factors, some of which are beyond our control and difficult to predict. If known or unknown risks materialize, or should underlying assumptions prove inaccurate, our actual results could differ materially from past results and from those expressed in the forward-looking statement. Important factors that could cause our results to differ materially from those expressed in the forward-looking statements include, but are not limited to economic, competitive, legal, governmental, and technological factors. These factors are discussed more fully in the reports we file with the Securities and Exchange Commission, particularly our latest annual report on Form 10-K. We assume no obligation to provide revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

Explanation of Terms Used and Use of Non-GAAP Financial Measures -- The preceding discussion of our results and the accompanying financial tables report adjusted EPS, total segment earnings before interest and taxes( “Total Segment EBIT”), and operating tax rate, which are non-GAAP financial measures. Our chief operating decision-maker uses these non-GAAP financial measures to evaluate the performance of the Company in terms of profitability. We believe that these measures also assist our investors in evaluating the changes in our results and the Company's performance.

In calculating adjusted EPS, we exclude from our net income (loss) per share from continuing operations certain items of expense and income that management does not consider representative of the Company's ongoing operations. Adjusted EPS should be considered as supplemental to, and not as a replacement for, EPS determined in accordance with GAAP. A reconciliation of adjusted EPS to EPS from continuing operations, the most directly comparable GAAP financial measure, and the certain items that are excluded from our calculation of adjusted EPS, are provided in the table titled "Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate.”

Total Segment EBIT is a non-GAAP performance measure, and should not be considered an alternative for income (loss) from continuing operations before taxes, the most directly comparable GAAP financial measure. In calculating Total Segment EBIT, we exclude “certain items”, meaning items that management does not consider representative of our fundamental segment results, as well as items that are not allocated to our business segments, such as interest expense and other corporate costs. Our chief operating decision maker uses segment EBIT to evaluate the operating results of each segment and to allocate resources to the segments. We believe that this non-GAAP measure provides useful supplemental information for our investors as it is an important indicator of the Company’s operational strength and performance. Investors should consider the limitations associated with this non-GAAP measure, including the potential lack of comparability of this measure from one company to another. A reconciliation of Total Segment EBIT to income (loss) from continuing operations before income taxes and equity in income (loss) of affiliate companies is provided in the table titled, “Summary Results by Segments.”

The term “operating tax rate” is a non-GAAP financial measure and represents the tax rate on our recurring operating results. This rate excludes discrete tax items, which are unusual or infrequent items that are excluded from the estimated annual effective tax rate and other tax items, including the impact of the timing of losses in certain jurisdictions, cumulative rate adjustment and the impact of certain items on both operating income and tax provision. A reconciliation of operating tax rate to effective tax rate, the most directly comparable GAAP financial measure is provided in the table titled "Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate.”

“Adjusted EBITDA” is a non-GAAP financial measure and refers to earnings before interest, taxes, depreciation and amortization, excluding items that management does not consider representative of the fundamental segment results. A reconciliation of adjusted EBITDA from segment EBIT for the fourth quarter and full year of fiscal year 2015 is provided on the investor portion of our website at http://investor.cabot-corp.com, under the Non-GAAP Reconciliations section.

“Free cash flow” is a non-GAAP financial measure and refers to total segment EBIT, less unallocated corporate expenses, less taxes paid, plus depreciation and amortization, plus the change in net working capital (defined as accounts receivable, inventory, accounts payable and accrued expenses), less capital expenditures. A reconciliation of free cash flow from total segment EBIT for the fourth quarter and full year of fiscal year 2015 is provided on the investor portion of our website at http://investor.cabot-corp.com, under the Non-GAAP Reconciliations section.

The term “product mix” refers to the mix of types and grade of products sold or the mix of geographic regions where products are sold, and the positive or negative impact this has on the revenue or profitability of the business or segment.

Fourth Quarter Earnings Announcement, Fiscal 2015

CABOT CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS

Periods ended September 30	Three Months		Twelve Months
Dollars in millions, except per share amounts (unaudited)	2015	2014	2015	2014

Net sales and other operating revenues	$672	$911	$2,872	$3,647
Cost of sales	531	729	2,285	2,926
Gross profit	141	182	587	721

Selling and administrative expenses	66	81	282	326
Research and technical expenses	14	14	58	60
Long-lived assets impairment charge	-	-	209	-
Income from operations	61	87	38	335

Other (expense) income
Interest and dividend income	1	-	4	3
Interest expense	(13)	(14)	(53)	(55)
Other (expense) income (A)	(4)	(2)	(10)	25
Goodwill impairment charge	-	-	(353)	-
Total other (expense)	(16)	(16)	(412)	(27)

Income (loss) from continuing operations before income taxes and equity in earnings of affiliated companies
	45	71	(374)	308
(Provision) benefit for income taxes (B)	(2)	(41)	45	(92)
Equity in earnings of affiliated companies, net of tax	-	2	4	-
Income (loss) from continuing operations	43	32	(325)	216
Income from discontinued operations, net of tax (C)	1	4	2	2
Net income (loss)	44	36	(323)	218
Net income attributable to noncontrolling interests	1	5	8	19
Net income (loss) attributable to Cabot Corporation	$43	$31	$(331)	$199

Diluted earnings per share of common stock attributable to Cabot Corporation

Continuing operations	$0.67	$0.43	$(5.25)	$3.01
Discontinued operations (C)	0.01	0.05	0.02	0.02
Net income (loss) attributable to Cabot Corporation	$0.68	$0.48	$(5.23)	$3.03
Weighted average common shares outstanding
Diluted (D)	63.1	65.1	63.4	65.1

(A)Other (expense) income for the twelve months of fiscal 2014 includes a $29 million non-cash gain on an existing investment in a Mexican joint venture (NHUMO) recognized upon acquiring the former joint venture partner's common stock in NHUMO, which represented approximately 60% of the common equity of the joint venture.
(B)Included within the provision for income taxes is a tax benefit for the twelve months ended September 30, 2015 in the amount of $80 million associated with the long-lived asset impairment charge that was recorded in the third quarter of fiscal 2015.
(C)Amounts relate primarily to the previously divested Supermetals and Security Materials businesses.
(D)The weighted average common shares outstanding for the twelve months ended September 30, 2015 excludes approximately 1 million shares as those shares would be antidilutive due to the Company’s net loss position.

Fourth Quarter Earnings Announcement, Fiscal 2015

CABOT CORPORATION SUMMARY RESULTS BY SEGMENTS

Periods ended September 30	Three Months		Twelve Months
Dollars in millions, except per share amounts (unaudited)	2015	2014	2015	2014
Sales

Reinforcement Materials (A)	$338	$525	$1,507	$2,108
Performance Chemicals (A)	228	259	928	1,022
Specialty Carbons and Formulations (A)	152	178	630	709
Metal Oxides (A)	76	81	298	313
Purification Solutions (B)	77	85	296	315
Specialty Fluids (A)	6	21	42	98
Segment sales	649	890	2,773	3,543
Unallocated and other (B) (C)	23	21	99	104
Net sales and other operating revenues	$672	$911	$2,872	$3,647
Segment Earnings Before Interest and Taxes (D)
Reinforcement Materials (A)	$34	$59	$146	$259
Performance Chemicals (A)	49	41	178	168
Purification Solutions	2	1	5	(19)
Specialty Fluids (A)	(2)	7	6	39
Total Segment Earnings Before Interest and Taxes	83	108	335	447

Unallocated and Other
Interest expense	(13)	(14)	(53)	(55)
Certain items (E)	(18)	(9)	(617)	(28)
Unallocated corporate costs	(11)	(11)	(46)	(54)
General unallocated income (expense) (F)	4	(1)	11	(2)
Less: Equity in (earnings) loss of affiliated companies	-	(2)	(4)	-
Income (Loss) from continuing operations before income taxes and equity in earnings of affiliated companies
	45	71	(374)	308
(Provision) benefit for income taxes (including tax certain items)	(2)	(41)	45	(92)
Equity in earnings (loss) of affiliated companies	-	2	4	-
Income (loss) from continuing operations	43	32	(325)	216
Income from discontinued operations, net of tax (G)	1	4	2	2
Net income (loss)	44	36	(323)	218
Net income attributable to noncontrolling interests	1	5	8	19
Net income (loss) attributable to Cabot Corporation	$43	$31	$(331)	$199
Diluted earnings per share of common stock attributable to Cabot Corporation

Continuing operations	$0.67	$0.43	$(5.25)	$3.01
Discontinued operations (G)	0.01	0.05	0.02	0.02
Net income (loss) attributable to Cabot Corporation	$0.68	$0.48	$(5.23)	$3.03
Adjusted earnings per share
Adjusted EPS (H)	$0.78	$0.85	$2.75	$3.43
Weighted average common shares outstanding
Diluted (I)	63.1	65.1	63.4	65.1

(A)The amounts above have been recast for all periods to reflect the movement of the Elastomer Composites product line from the Advanced Technologies segment to the Reinforcement Materials segment and the Inkjet Colorants and Aerogel product lines from the Advanced Technologies segment to the Performance Chemicals segment. Specialty Fluids, which was previously included in the Advanced Technologies segment, is now a stand-alone reporting segment.
(B)Beginning in the second quarter of fiscal 2014, a reclassification between Purification Solutions and Unallocated and other sales has been made in the table above in order to align the presentation of shipping and handling fees on customer sales with the rest of Cabot’s businesses. Historical periods have been adjusted to reflect this reclassification.
(C)Unallocated and other reflects royalties, other operating revenues, external shipping and handling fees, the impact of the corporate adjustment for unearned revenue, the removal of 100% of the sales of an equity method affiliate and discounting charges for certain Notes receivable.
(D)Segment EBIT is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment EBIT includes equity in earnings (loss) of affiliated companies, royalty income, and allocated corporate costs.
(E)Details of certain items are presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.
(F)General unallocated income (expense) includes foreign currency transaction gains (losses), interest income, dividend income, the profit related to the corporate adjustment for unearned revenue, and the impact of LIFO accounting.
(G)Amounts relate primarily to the previously divested Supermetals and Security Materials businesses.
(H)Adjusted EPS is a non-GAAP measure, and a reconciliation of Adjusted EPS to GAAP EPS is presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.
(I)The weighted average common shares outstanding for the twelve months ended September 30, 2015 excludes approximately 1 million shares as those shares would be antidilutive due to the Company’s net loss position.

Fourth Quarter Earnings Announcement, Fiscal 2015

CABOT CORPORATION CONSOLIDATED STATEMENT OF FINANCIAL POSITION

	September30, 2015	September 30, 2014

Dollars in millions	(unaudited)	(audited)

Current assets:
Cash and cash equivalents	$77	$67
Accounts and notes receivable, net of reserve for doubtful accounts of $7 and $7	477	688
Inventories:
Raw materials	69	111
Work in process	1	2
Finished goods	287	341
Other	40	44
Total inventories	397	498
Prepaid expenses and other current assets	52	69
Deferred income taxes	54	42
Total current assets	1,057	1,364

Property, plant and equipment, net	1,383	1,581

Goodwill	154	536
Equity affiliates	57	68
Intangible assets, net	153	347
Assets held for rent	86	56
Deferred income taxes	140	80
Other assets	45	52

Total assets	$3,075	$4,084

Fourth Quarter Earnings Announcement, Fiscal 2015

CABOT CORPORATION CONSOLIDATED STATEMENT OF FINANCIAL POSITION

	September 30, 2015 (unaudited)	September 30, 2014 (audited)

Dollars in millions, except share and per share amounts

Current liabilities:
Notes payable	$22	$44
Accounts payable and accrued liabilities	390	512
Income taxes payable	25	49
Deferred income taxes	1	1
Current portion of long-term debt	1	24
Total current liabilities	439	630

Long-term debt	970	1,004
Deferred income taxes	59	68
Other liabilities	238	291
Redeemable preferred stock	27	27

Stockholders' equity:
Preferred stock:
Authorized: 2,000,000 shares of $1 par value
Issued and Outstanding: None and none	-	-
Common stock:
Authorized: 200,000,000 shares of $1 par value
Issued: 62,704,966 and 64,634,731 shares
Outstanding: 62,458,396 and 64,382,366 shares	63	64
Less cost of 246,570 and 252,365 shares of common treasury stock	(8)	(7)
Additional paid-in capital	-	49
Retained earnings	1,482	1,900
Accumulated other comprehensive income	(299)	(64)
Total Cabot Corporation stockholders' equity	1,238	1,942
Noncontrolling interests	104	122
Total stockholders' equity	1,342	2,064
Total liabilities and stockholders' equity	$3,075	$4,084

CABOT CORPORATION

	Fiscal 2014					Fiscal 2015
Dollars in millions,
except per share amounts (unaudited)	Dec. Q.	Mar. Q.	June Q.	Sept. Q.	FY	Dec. Q.	Mar. Q.	June Q.	Sept. Q.	FY

Sales
Reinforcement Materials (A)	$533	$512	$538	$525	$2,108	$460	$358	$351	$338	$1,507
Performance Chemicals (A)	237	264	262	259	1,022	229	237	234	228	928
Specialty Carbons and Formulations (A)	163	186	182	178	709	157	162	159	152	630
Metal Oxides (A)	74	78	80	81	313	72	75	75	76	298
Purification Solutions	72	80	78	85	315	76	71	72	77	296
Specialty Fluids (A)	28	25	24	21	98	16	8	12	6	42
Segment Sales	870	881	902	890	3,543	781	674	669	649	2,773
Unallocated and other (B)	28	17	38	21	104	31	20	25	23	99
Net sales and other operating revenues	$898	$898	$940	$911	$3,647	$812	$694	$694	$672	$2,872

Segment Earnings Before Interest and Taxes (C)
Reinforcement Materials (A)	$73	$65	$62	$59	$259	$53	$27	$32	$34	$146
Performance Chemicals (A)	37	46	44	41	168	39	42	48	49	178
Purification Solutions	(9)	(4)	(7)	1	(19)	(1)	1	3	2	5
Specialty Fluids (A)	13	9	10	7	39	6	(1)	3	(2)	6
Total Segment Earnings Before Interest and Taxes	114	116	109	108	447	97	69	86	83	335

Unallocated and Other
Interest expense	(14)	(13)	(14)	(14)	(55)	(13)	(14)	(13)	(13)	(53)
Certain items (D)	24	(36)	(7)	(9)	(28)	(26)	(6)	(567)	(18)	(617)
Unallocated corporate costs	(13)	(16)	(14)	(11)	(54)	(12)	(11)	(12)	(11)	(46)
General unallocated (expense) income (E)	-	(5)	4	(1)	(2)	6	3	(2)	4	11
Less: Equity in (earnings) loss of affiliated companies	(2)	2	2	(2)	-	(1)	(2)	(1)	-	(4)

Income (loss) from continuing operations before income taxes and
equity in earnings (loss) of affiliated companies	109	48	80	71	308	51	39	(509)	45	(374)

(Provision) benefit for income taxes (including tax certain items)	(24)	(7)	(20)	(41)	(92)	(3)	(14)	64	(2)	45
Equity in earnings (loss) of affiliated companies	2	(2)	(2)	2	-	1	2	1	-	4
Income (loss) from continuing operations	87	39	58	32	216	49	27	(444)	43	(325)
Income (loss) from discontinued operations, net of tax (F)	(1)	-	(1)	4	2	-	-	1	1	2
Net income (loss)	86	39	57	36	218	49	27	(443)	44	(323)
Net income attributable to noncontrolling interests	6	3	5	5	19	4	1	2	1	8
Net income (loss) attributable to Cabot Corporation	$80	$36	$52	$31	$199	$45	$26	$(445)	$43	$(331)
Diluted earnings per share of common stock attributable to Cabot Corporation

Continuing operations	$1.24	$0.55	$0.79	$0.43	$3.01	$0.69	$0.41	$(7.05)	$0.67	$(5.25)
Discontinued operations (F)	(0.01)	(0.01)	(0.01)	0.05	0.02	-	-	0.01	0.01	0.02
Net income (loss) attributable to Cabot Corporation	$1.23	$0.54	$0.78	$0.48	$3.03	$0.69	$0.41	$(7.04)	$0.68	$(5.23)
Adjusted earnings per share
Adjusted EPS (G)	$0.87	$0.83	$0.88	$0.85	$3.43	$0.80	$0.53	$0.64	$0.78	$2.75
Weighted average common shares outstanding
Diluted (H)	64.8	65.1	65.2	65.1	65.1	64.6	64.1	63.3	63.1	63.4

(A)The amounts above have been recast for all periods to reflect the movement of the Elastomer Composites product line from the Advanced Technologies segment to the Reinforcement Materials segment and the Inkjet Colorants and Aerogel product lines from the Advanced Technologies segment to the Performance Chemicals segment. Specialty Fluids, which was previously included in the Advanced Technologies segment, is now a stand-alone reporting segment.
(B)Unallocated and other reflects royalties, other operating revenues, external shipping and handling fees, the impact of the corporate adjustment for unearned revenue, the removal of 100% of the sales of an equity method affiliate and discounting charges for certain Notes receivable.
(C)Segment EBIT is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment EBIT includes equity in earnings (loss) of affiliated companies, royalty income, and allocated corporate costs.
(D)Details of certain items are presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.
(E)General unallocated (expense) income includes foreign currency transaction gains (losses), interest income, dividend income, the profit related to the corporate adjustment for unearned revenue, and the impact of LIFO accounting.
(F)Amounts relate primarily to the previously divested Supermetals and Security Materials businesses.
(G)Adjusted EPS is a non-GAAP measure, and a reconciliation of Adjusted EPS to GAAP EPS is presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.
(H)The weighted average common shares outstanding for the twelve months ended September 30, 2015 excludes approximately 1 million shares as those shares would be antidilutive due to the Company’s net loss position.

Fourth Quarter Earnings Announcement, Fiscal 2015

CABOT CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Periods ended September 30	Three Months		Twelve Months
Dollars in millions	2015	2014	2015	2014

Cash Flows from Operating Activities:
Net income (loss)	$44	$36	$(323)	$218
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	43	51	183	201
Other non-cash charges (income), net	6	38	513	11
Changes in assets and liabilities:
Changes in certain working capital items (A)	108	(11)	137	(139)
Changes in other assets and liabilities, net	6	13	(35)	(1)
Cash dividends received from equity affiliates	4	3	14	25
Cash provided by operating activities	211	130	489	315

Cash Flows from Investing Activities:
Additions to property, plant and equipment	(38)	(56)	(141)	(171)
Cash paid for acquisition of business, net of cash acquired of $7 million	-	-	-	(73)
Other investing activities, net	(13)	18	(21)	228
Cash (used in) investing activities	(51)	(38)	(162)	(16)

Cash Flows from Financing Activities:
Change in debt, net	(129)	(89)	(78)	(225)
Cash dividends paid to common stockholders	(14)	(14)	(56)	(54)
Other financing activities, net	(16)	(11)	(111)	(23)
Cash (used in) provided by financing activities	(159)	(114)	(245)	(302)
Effect of exchange rates on cash	(8)	(12)	(72)	(25)
(Decrease) increase in cash and cash equivalents	(7)	(34)	10	(28)
Cash and cash equivalents at beginning of period	84	101	67	95
Cash and cash equivalents at end of period	$77	$67	$77	$67

(A) Includes Accounts and notes receivable, Inventories, and Accounts payable and accrued liabilities

Fourth Quarter Earnings Announcement, Fiscal 2015

CABOT CORPORATION CERTAIN ITEMS AND RECONCILIATION OF ADJUSTED EPS AND OPERATING TAX RATE

TABLE 1: DETAIL OF CERTAIN ITEMS
Periods ended September 30	Three Months		Twelve Months		Three Months		Twelve Months
Dollars in millions, except per share amounts (unaudited)	Dollars in Millions				Per Share After Tax
	2015	2014	2015	2014	2015	2014	2015	2014
	$	$	$	$	per share(A)	per share(A)	per share(A)	per share(A)

Certain items before and after income taxes
Impairment of goodwill and long-lived assets	$ ―	$ ―	$(563)	$ ―	$ ―	$ ―	$(7.57)	$ ―
Global restructuring activities	(7)	(5)	(21)	(29)	(0.08)	(0.06)	(0.24)	(0.31)
Acquisition and integration-related charges	(2)	(2)	(4)	(7)	(0.02)	(0.03)	(0.05)	(0.08)
Employee benefit plan settlement	(3)	—	(21)	—	(0.04)	—	(0.24)	—
Foreign currency loss on revaluations	—	—	(2)	(3)	—	—	(0.02)	(0.03)
Gain on existing investment in NHUMO	—	—	—	29	—	—	—	0.45
Legal and environmental matters and reserves	—	(2)	—	(18)	—	(0.02)	—	(0.18)
Inventory Adjustment	(6)	—	(6)	—	(0.07)	—	(0.07)	—
Total certain items, pre-tax	(18)	(9)	(617)	(28)	(0.21)	(0.11)	(8.19)	(0.15)

Tax impact of certain items	4	1	94	17
Certain items after tax	(14)	(8)	(523)	(11)	(0.21)	(0.11)	(8.19)	(0.15)
Tax-related certain items
Discrete tax items	7	(19)	13	(17)	0.10	(0.31)	0.21	(0.27)
Total tax-related certain items	7	(19)	13	(17)	0.10	(0.31)	0.21	(0.27)
Total certain items after tax	$(7)	$(27)	$(510)	$(28)	$(0.11)	$(0.42)	$(7.98)	$(0.42)

Discontinued operations after income taxes (B)	$1	$4	$2	$2	$0.01	$0.08	$0.02	$0.05
Total discontinued operations after tax	$1	$4	$2	$2	$0.01	$0.08	$0.02	$0.05
TABLE 2: CERTAIN ITEMS STATEMENT OF OPERATIONS LINE ITEM
Periods ended September 30	Three Months		Twelve Months
Dollars in millions, Pre-Tax (unaudited)	2015	2014	2015	2014

Statement of Operations Line Item (C)
Cost of sales	$(14)	$(3)	$(35)	$(31)
Selling and administrative expenses	(4)	(6)	(17)	(23)
Other (expense) income	—	—	(356)	26
Long-lived assets impairment charge	—	—	(209)	—
Total certain items, pre-tax	$(18)	$(9)	$(617)	$(28)
TABLE 3: RECONCILIATION OF TAX CERTAIN ITEMS
Periods ended September 30	Three Months		Twelve Months
Dollars in millions (unaudited)	2015	2014	2015	2014

Reconciliation of Provision for income taxes, excluding certain items, to Provision for income taxes

Benefit (provision) for income taxes	$(2)	$(40)	$45	$(92)
Less: Tax impact of certain items	4	(20)	94	(17)
Less: Tax-related certain items	7	2	13	17
Provision for income taxes, excluding certain items	$(13)	$(22)	$(62)	$(92)
TABLE 4: RECONCILIATION OF OPERATING TAX RATE
Periods ended September 30	Three Months		Twelve Months
Dollars in millions (unaudited)	2015	2014	2015	2014

Reconciliation of the effective tax rate to the operating tax rate

Benefit (provision) for income taxes	$(2)	$(40)	$45	$(92)
Effective tax rate	7%	56%	12%	30%
Impact of discrete tax items:
Unusual or infrequent items	10%	(27%)	(2%)	(7%)
Items related to uncertain tax positions	-%	4%	(2%)	3%
Other discrete tax items	3%	(5%)	1%	(2%)
Impact of certain items	5%	(1%)	16%	3%
Operating tax rate	25%	27%	25%	27%
TABLE 5: RECONCILIATION OF ADJUSTED EPS BY QUARTER FISCAL 2015 and FISCAL 2014
NON-GAAP MEASURE:
Periods ended (unaudited)	Fiscal 2015(A)

	Dec. Q	Mar. Q	Jun. Q	Sept. Q	FY 2015 YTD
Reconciliation of Adjusted EPS to GAAP EPS
Net (loss) income per share attributable to Cabot Corporation	$0.69	$0.41	$(7.04)	$0.68	$(5.23)
Less: Net income per share from discontinued operations(B)	—	—	0.01	0.01	0.02
Net income per share from continuing operations	$0.69	$0.41	$(7.05)	$0.67	$(5.25)
Less: Certain items after tax per share	(0.11)	(0.12)	(7.65)	(0.11)	(7.98)
Less: Dilutive impact of shares (D)	—	—	(0.04)	—	(0.02)
Adjusted earnings per share	$0.80	$0.53	$0.64	$0.78	$2.75

Periods ended (unaudited)	Fiscal 2014(A)

	Dec. Q	Mar. Q	Jun. Q	Sept. Q	FY 2014
Reconciliation of Adjusted EPS to GAAP EPS
Net income per share attributable to Cabot Corporation	$1.23	$0.54	$0.78	$0.48	$3.03
Less: Net (loss) income per share from discontinued operations(B)	(0.01)	(0.01)	(0.01)	0.05	0.02
Net income per share from continuing operations	$1.24	$0.55	$0.79	$0.43	$3.01
Less: Certain items after tax per share	0.37	(0.28)	(0.09)	(0.42)	(0.42)
Adjusted earnings per share	$0.87	$0.83	$0.88	$0.85	$3.43

(A)Per share amounts are calculated after tax and, where applicable, noncontrolling interest, net of tax.
(B)Amounts relate primarily to the previously divested Supermetals and Security Materials businesses.
(C)This table indicates the line items where certain items are recorded in the table titled Cabot Corporation Consolidated Statements of Operations.
(D)Due to the Company’s Net Loss position, GAAP EPS has been calculated using basic weighted average shares for both basic and diluted GAAP EPS. However, in order to provide an Adjusted Non-GAAP EPS with a weighted average share figure that is consistent with all other periods presented, the Company has included this reconciling item to quantify the difference between basic and diluted weighted average shares. The net loss in Q3 2015 and FY15 year-to-date is driven by a Certain Item, so the Company believes this approach provides the most comparable presentation possible.